EXHIBIT 23.1

National Companies, Inc.
4350 Oakes Rd., Suite 512
Davie, Florida 33314
(954) 584-5080

INDEPENDENT PUBLIC ACCOUNTANTS

Ladies and Gentlemen:

We hereby consent to the inclusion in this Registration Statement of National Companies, Inc. on Form SB-2 of our report dated January 17, 2001 on our audits of the financial statements for the years ended December 31, 2000 and 1999 of National Companies, Inc.


         /s/ Robert Jarkow
         ----------------------------
         Robert Jarkow

         Certified Public Accountant

3111 North Andrews Avenue
Fort Lauderdale, Florida 33309
(954) 630-9070
November 7, 2001